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As filed with the Securities and Exchange Commission on April 19, 2005

Registration No. 333-122068

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-1901640 (I.R.S. Employer Identification Number)
9625 West 76th Street, Suite 150 Eden Prairie, Minnesota 55344 (952) 253-1234 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Joel A. Ronning
Chief Executive Officer
Digital River, Inc.
9625 West 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(952) 253-1234
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copies to:

Michael J. Sullivan, Esq.
Julia Vax, Esq.
Howard Rice Nemerovski Canady Falk & Rabkin,
A Professional Corporation
Three Embarcadero Center, 7th Floor
San Francisco, California 94111-4024
(415) 434-1600

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement also relates to the $55,165,000 of securities of the Registrant remaining unissued under Registration Statement No. 333-81626 previously filed by the Registrant on Form S-3 and declared effective on February 12, 2002. This Registration Statement, which is a new Registration Statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-81626 and such Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Dated April 19, 2005

$255,165,000

Digital River, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants

        From time to time, we may sell common stock, preferred stock, debt securities and/or warrants.

        We will describe in one or more prospectus supplements the securities we are offering and selling, as well as the specific terms of the securities. You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        On April    , 2005, the Securities and Exchange Commission declared effective our acquisition shelf registration statement on Form S-4 (File No. 333-122069) for the offering by us from time to time of up to 1,480,000 shares of our common stock in connection with future acquisitions of other businesses, assets or securities. In addition, on January 19, 2005, the Securities and Exchange Commission declared effective our resale shelf registration statement on Form S-3 (File No. 333-120602) for the sale from time to time by the selling securityholders named therein of up to 311,185 shares of our common stock in connection with our acquisition of BlueHornet Networks, Inc.

        See "Risk Factors" beginning on page 2 of this prospectus to read about factors you should consider before buying our common stock.

        Our common stock is quoted on the Nasdaq National Market under the symbol "DRIV." On April 15, 2005, the last reported sale price for our common stock, as reported on the Nasdaq National Market, was $28.21 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2005

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under the shelf registration process, we may sell common stock, preferred stock, debt securities and/or warrants in one or more offerings up to a total dollar amount of $255,165,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. We are not making an offer of common stock in any state or jurisdiction where such an offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

        Digital River™ is our registered trademark. All other trademarks or service marks appearing in this prospectus are property of their respective owners.

i

 SUMMARY

        This summary highlights basic information about us but may not contain all of the information important to you. You should read the section entitled "Risk Factors" in this prospectus and in any prospectus supplements, as well as the more detailed information contained in, or incorporated by reference into, this prospectus. In this prospectus, unless expressly stated otherwise or unless the context otherwise requires, "Digital River," "we," "our," "us" and the "Company" refer to Digital River, Inc., a Delaware corporation and its consolidated subsidiaries.

Digital River, Inc.

Overview

        We are a provider of comprehensive e-commerce outsourcing solutions. We were incorporated in Delaware in 1994 and commenced offering products for sale through our clients' e-commerce stores in August 1996. As a leading global e-commerce outsource provider, we have developed a proprietary technology platform that allows us to provide our clients with a suite of e-commerce services, including e-commerce site development and hosting, site merchandising, order management, fraud prevention, denied parties screening, export controls, tax management, digital and physical product fulfillment, multi-lingual customer service, email marketing and advanced reporting and web analytics.

        Our solution allows our clients to promote and maintain their brands while leveraging our investment in infrastructure and technology. Our clients access our e-commerce platform over the Internet. From a shopper perspective, end-users enter the client site and are then seamlessly transferred to our e-commerce platform. End-users can then browse for products and make purchases online, and once purchases are made, we either deliver the products digitally to the end-user through the Internet or communicate the order through a third-party fulfillment agency for physical delivery.

        We also offer a wide range of analytics-based, strategic marketing services to help our clients increase their customer acquisition, retention and lifetime value. These services include paid search advertising, search engine optimization, affiliate marketing, site/store optimization and email optimization to help our clients increase their customer acquisition, retention and lifetime value.

        Our address is 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344, (952) 253-1234. We maintain a website at www.digitalriver.com. Information contained on, or accessed through, our website does not constitute a part of this prospectus.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The value of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

Risks Related To Our Business

We have a history of losses

        We were incorporated in February 1994 and conducted our first online sale through a client's Web store in August 1996. We have been in business for approximately 44 quarters, but have only sustained profitability for the last ten quarters through December 31, 2004, and have incurred significant losses since we were formed. As of December 31, 2004, we had an accumulated deficit of approximately $51.2 million. Our limited profitable operating history makes it difficult to evaluate our ability to sustain profitability in the future.

        The success of our business model depends upon our success in generating sufficient transaction and service fees from the use of our e-commerce solutions by existing and future clients. Accordingly, we must maintain our existing relationships and develop new relationships with software publishers, online retailers and physical goods clients. To achieve this goal, we intend to continue to expend significant financial and management resources on the development of additional services, sales and marketing, improved technology and expanded operations. If we are unable to maintain existing, and develop new, client relationships, we will not generate a profitable return on our investments and we will be unable to gain meaningful market share to justify those investments. Further, we may be unable to sustain profitability if our revenues decrease or increase at a slower rate than expected, or if operating expenses exceed our expectations and cannot be adjusted to compensate for lower than expected revenues.

Our operating results are subject to fluctuations in demand for products and services offered by us or our clients.

        Our quarterly and annual operating results are subject to fluctuations in demand for the products or services offered by us or our clients, such as anti-virus software, anti-spyware software, and tax preparation software. In particular, sales of anti-virus software represented a significant portion of our revenues in recent years, and continue to be very important to our business. In February 2005, Microsoft Corporation announced plans to acquire Sybari Software Inc., a producer of commercial anti-virus products. Microsoft simultaneously announced plans to introduce products to protect businesses and consumers from computer viruses and other security risks. To the extent that Microsoft or others successfully introduce products or services not sold through our platform that are competitive with products and services sold by current Digital River clients (including anti-virus products and services), our revenues could be materially adversely affected. If, as a result, our annual or quarterly revenues or operating profits fail to meet the guidance we provide to securities analysts and investors, or we otherwise fail to meet their expectations, the trading price of our common stock will likely decline.

Our operating results have fluctuated in the past and are likely to continue to do so, which could cause the price of our common stock to be volatile.

        Our quarterly and annual operating results have fluctuated significantly in the past and are likely to continue to do so in the future due to a variety of factors, some of which are outside our control. As a result, we believe that quarter-to-quarter and year-to-year comparisons of our revenue and operating results are not necessarily meaningful, and that these comparisons may not be accurate indicators of future performance. If our annual or quarterly operating results fail to meet the guidance we provide to securities analysts and investors or otherwise fail to meet their expectations, the trading price of our common stock will likely decline. Some of the factors that have or may contribute to fluctuations in our quarterly and annual operating results include:

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  our ability to attract and retain software and digital products publishers, manufacturers, online retailers and online channel partners as clients;

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  the introduction by us of new Web sites, Web stores or services that may require a substantial investment of our resources;

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  the introduction by others of competitive Web sites, Web stores or services or products;

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  our ability to continue to upgrade and develop our systems and infrastructure to meet emerging market needs and remain competitive in our service offerings;

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  economic conditions, particularly those affecting Internet-based e-commerce;

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  client decisions to delay new product launches or to invest in e-commerce initiatives;

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  national and international political unrest in connection with the continued military responses to the terrorist attacks on the United States, possible future terrorist attacks and the possibility of future armed conflicts;

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  the performance of our newly acquired assets or companies, particularly element 5;

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  technical difficulties or system downtime leading to termination of client contracts and harm to our reputation;

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  slower than anticipated growth of the online market as a vehicle for the purchase of software products;

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  the cost of compliance with U.S. and foreign regulations relating to our business; and

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  our ability to retain and attract personnel commensurate with our business needs.

        In addition, revenue generated by our software and digital commerce services is likely to fluctuate on a seasonal basis that is typical for the software publishing market in general. We believe that our first and fourth quarters are generally seasonally stronger than our second and third quarters due to the timing of demand of tax preparation software, the holiday selling period and the post-holiday retail season. We also believe that software publishers avoid new product releases in the summer months.

        Our operating expenses, which include: sales & marketing, product research & development and general & administrative expenses, are based on our expectations of future revenue. These expenses are relatively fixed in the short-term. If our revenue for a quarter falls below our expectations and we are unable to quickly reduce spending in response, our operating results for that quarter would be harmed. In addition, the operating results of companies in the e-commerce industry have, in the past, experienced significant quarter-to-quarter fluctuations that may adversely affect our stock price.

A loss of any client that accounts for a large portion of our revenue would cause our revenue to decline.

        Sales of products for one software publisher client, Symantec Corporation, accounted for approximately 27% of our revenue in 2004. In addition, Digital River independently sells proprietary Digital River services directly to customers as they purchase Symantec products. These services include product recovery services provided by Digital River for which separate fees are charged to end-users. In addition, Digital River derives revenues from e-commerce retailers and dealers who sell Symantec products or related Digital River services. In 2004, revenues derived from proprietary Digital River services sold to Symantec end-users and dealer network sales of Symantec products together amounted to approximately $16.6 million, or approximately 10.8% of total Digital River revenue. In addition, a limited number of other software and physical goods clients contribute a large portion of our annual revenue. Contracts with our clients are generally one or two years in length. If any one of these key contracts is not renewed or otherwise terminates, or if revenues from these clients decline for any other reason (such as competitive developments), our revenue would decline and our ability to sustain profitability would be impaired. It is important to our ongoing success that we maintain these key client relationships and, at the same time, develop new client relationships.

Our sales cycle is lengthy, which may cause us to incur substantial expenses and expend management time without generating corresponding revenue, which would impair our cash flow.

        We market our services directly to software publishers, online retailers and other prospective customers outside of the software industry. These relationships are typically complex and take time to finalize. Due to operating procedures in many organizations, a significant amount of time may pass between selection of our products and services by key decision-makers and the signing of a contract. The period between the initial sales call and the signing of a contract with significant sales potential is difficult to predict and typically ranges from six to twelve months. If at the end of a sales effort a prospective client does not purchase our products or services, we may have incurred substantial expenses and expended management time that cannot be recovered and that will not generate corresponding revenue. As a result, our cash flow and our ability to fund expenditures incurred during the sales cycle may be impaired.

General economic uncertainty may reduce our revenue and operating profits.

        The revenue growth and profitability of our business depends significantly on the overall demand for e-commerce solutions. We believe that the market for these solutions may be adversely affected by a number of factors, including reductions in capital expenditures by clients and potential weakening of the U.S. and foreign economies. The continued military responses to the 2001 terrorist attacks on the United States, the ongoing possibility of future terrorist attacks and the possibility of future armed conflicts may create adverse economic conditions and lead to weakening in the economy.

        These factors may, in turn, give rise to a number of market trends that may slow our revenue growth, including:

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  longer sales cycles;

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  deferral or delay of e-commerce projects and generally reduced expenditures for e-commerce solutions and related services; and

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  increased price competition.

Our failure to attract and retain software and digital products publishers, manufacturers, online retailers and online channel partners as clients would cause our revenue and operating profits to decline.

        We generate revenue by providing outsourced services to software and digital products publishers, manufacturers, online retailers and online channel partners. If we cannot develop and maintain satisfactory relationships with software and digital products publishers, manufacturers, online retailers and online channel partners on acceptable commercial terms, we will likely experience a decline in revenue and operating profits. We also depend on our software and digital publisher clients creating and supporting software and digital products that end-users will purchase. If we are unable to obtain sufficient quantities of software and digital products for any reason, or if the quality of service provided by these software and digital products publishers falls below a satisfactory level, we could also experience a decline in revenue, operating profit and end-user satisfaction, and our reputation could be harmed. Our contracts with our software and digital products publisher clients are generally one to two years in duration, with an automatic renewal provision for additional one-year periods, unless we are provided with a written notice at least 90 days before the end of the contract. As is common in our industry, we have no long-term or exclusive contracts or arrangements with any software or digital products publishers that guarantee the availability of software or digital products. Software and digital products publishers that currently supply software or digital products to us may not continue to do so and we may be unable to establish new relationships with software or digital products publishers to supplement or replace existing relationships.

Implementing our acquisition strategy could result in dilution and operating difficulties leading to a decline in revenue and operating profit.

        We have acquired, and intend to continue engaging in strategic acquisitions of, businesses, technologies, services and products, such as businesses that provide outsourcing services to software publishers. For example, in April 2004, we acquired element 5, a provider of outsourced e-commerce solutions. The process of integrating an acquired business, technology, service or product into our business and operations may result in unforeseen operating difficulties and expenditures. Integration of an acquired business also may disrupt our ongoing business, distract management and make it difficult to maintain standards, controls and procedures. Moreover, the anticipated benefits of any acquisition may not be realized. If a significant number of clients of the acquired businesses cease doing business with us, we would experience lost revenue and operating profit, and any synergies from the acquisition may be lost. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities, amortization of intangible assets or impairment of goodwill.

Electronic software delivery, or ESD, is still an evolving and unproven technology and the industry may ultimately fail to accept ESD.

        Our success will depend in large part on the continued growth in end-user acceptance of ESD as a method of distributing software products. ESD is a relatively new method of distributing software products to end-users, and unless ESD gains widespread market acceptance, we will be unable to achieve our business plan. Factors that are likely to influence the market acceptance of ESD include:

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  the availability of sufficient bandwidth, both now and in the future, to enable purchasers to rapidly download software products;

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  the cost of time-based Internet access;

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  the number, adequacy and commercial desirability of software products that are available for purchase through ESD as compared to those available through physical delivery; and

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  the level of end-user comfort with the process of downloading software via the Internet, including the ease of use of, and lack of concern about, transaction security and technical support.

        Even if ESD achieves widespread acceptance, we may be unable to overcome the substantial existing and future technical challenges associated with electronically delivering software reliably and consistently on a long-term basis. Our failure to do so would also impair our ability to execute our business plan.

Developments in accounting standards may cause us to increase our recorded expenses, which in turn would jeopardize our ability to demonstrate sustained profitability.

        In January 2002, we adopted Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The statement generally establishes that goodwill and intangible assets with indefinite lives are not amortized but are to be tested on an annual basis for impairment and, if impaired, are recorded as an impairment charge in income from operations. As of December 31, 2004, we had unamortized goodwill with an indefinite life of $148.1 million from our acquisitions made in 2004 and previous years. Our acquisition of element 5 for example has resulted in a significant increase in unamortized goodwill. If a portion of our unamortized goodwill is determined for any reason to be impaired, the subsequent accounting of the impaired portion as an expense would lower our earnings and jeopardize our ability to demonstrate sustained profitability, which could cause our stock price to decline.

        The Financial Accounting Standards Board also recently adopted a standard to require that the fair value of stock options and other share based payments be reflected as an expense item in the financial statements of public companies for years beginning after June 15, 2005. As a result of the adoption of this standard, our recorded non-cash expenses will significantly increase, which may impair our ability to maintain profitability.

Increasing consumer acceptance of the Internet as a medium of commerce is important to the success of our business strategy and our future revenue growth.

        The failure of the Internet to continue developing into a significant commercial medium would harm our ability to increase our revenue and execute our business strategy. Rapid growth in the acceptance and use of the Internet as an effective medium of commerce is a recent development. The acceptance and use of the Internet may not continue to develop and a sufficiently broad base of consumers may not adopt and continue to use the Internet as a medium of commerce. We rely on purchasers who have historically used traditional means of commerce to purchase goods or transact business. If we are to be successful, these purchasers must accept and use the Internet as a means of purchasing goods and services and exchanging information. We cannot predict the rate at which these purchasers will do so.

The growth of the market for our services depends on the development and maintenance of the Internet infrastructure.

        Our business is based on delivering services over the Internet, and the success of our business therefore depends on the development and maintenance of a sound Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products such as high-speed modems, for providing reliable Internet access and services. Our ability to increase the speed and scope of our services is limited by, and depends upon, the speed and reliability of both the Internet and our clients' internal networks. Consequently, as Internet usage increases, the growth of the market for our services depends upon improvements made to the Internet as well as to individual client's networking infrastructures to alleviate overloading and congestion. In addition, any delays in the adoption of new standards and protocols required to govern increased levels of Internet activity or increased governmental regulation may have a detrimental effect on the Internet infrastructure.

Because the e-commerce industry is highly competitive and has low barriers to entry, we may be unable to compete effectively.

        The market for e-commerce solutions is extremely competitive and we may find ourselves unable to compete effectively. Because there are relatively low barriers to entry in the e-commerce market, we expect competition to intensify as current competitors expand their product offerings and new competitors enter the market. In addition, our clients may become competitors in the future Increased competition is likely to result in price reductions, lower average sales prices, reduced margins, longer sales cycles and a decrease or loss of our market share, any of which could negatively impact our revenue and earnings. We face competition from the following sources:

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  in-house development of e-commerce capabilities using tools or applications from companies such as BroadVision, Inc. and ATG, Inc.;

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  other providers of outsourced e-commerce solutions such as GSI Commerce, Inc. and eSellerate;

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  system integrators and application service providers that offer tools and services for e-commerce, including companies that provide a broad range of Internet and server solutions, such as Electronic Data Systems Corporation and IBM Global Services;

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  companies that provide technologies, services or products that support a portion of the e-commerce value chain, such as payment processing, including CyberSource Corporation;

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  companies that offer a range of online marketing services, technology programs such as DoubleClick, Inc. and ValueClick, Inc.; and

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  high-traffic, branded Web sites that derive a substantial portion of their revenue from e-commerce and may themselves offer, or provide means for others to offer their products for sale, such as Amazon.com, Inc.

        We believe that the principal competitive factors in our market are breadth of products and services, number of clients and online channel partnerships, brand recognition, system reliability and scalability, price, customer service, speed and accessibility and ease of use, speed to market, convenience and quality of delivery. The online channel partners and the other companies described above may compete directly with us by adopting a similar business model. Moreover, while some of these companies are also clients or potential clients of ours, they may compete with our e-commerce outsourcing solution to the extent that they develop e-commerce systems or acquire such systems from other software vendors or service providers.

        Many of our competitors have, and new potential competitors may have, more experience developing Internet-based software and e-commerce solutions, larger technical staffs, larger customer bases, more established distribution channels and customer relationships, greater brand recognition and greater financial, marketing and other resources than us. In addition, competitors may be able to develop services that are superior to our services, achieve greater customer acceptance or have significantly improved functionality as compared to our existing and future products and services. Our competitors may be able to respond more quickly to technological developments and changes in customers' needs. Our inability to compete successfully against current and future competitors could cause our revenue and earnings to decline.

Failure to properly manage and sustain our expansion efforts could strain our management and other resources.

        Our ability to successfully offer services and implement our business plan in a rapidly evolving market requires an effective planning and management process. We have rapidly and significantly expanded the depth and breadth of our service offerings. Failure to properly manage this expansion could place a significant strain on our managerial, operational and financial resources. To manage this expansion, we are required to continually:

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  improve existing and implement new operational, financial and management controls, reporting systems and procedures;

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  install new management information systems; and

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  train, motivate, retain and manage our employees.

        We may be unable to install management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may be inadequate to support our operations.

Failure to develop our technology to accommodate increased traffic could reduce demand for our services and impair the growth of our business.

        We periodically enhance and expand our technology and transaction-processing systems, network infrastructure and other technologies to accommodate increases in the volume of traffic on our technology platform. Any inability to add software and hardware or to develop and upgrade existing technology, transaction-processing systems or network infrastructure to manage increased traffic on this platform may cause unanticipated systems disruptions, slower response times and degradation in client services, including impaired quality and speed of order fulfillment. Failure to manage increased traffic could harm our reputation and significantly reduce demand for our services, which would impair the growth of our business. We may be unable to improve and increase the capacity of our network infrastructure sufficiently or anticipate and react to expected increases in the use of the platform to handle increased volume. Further, additional network capacity may not be available from third-party suppliers when we need it. Our network and our suppliers' networks may be unable to maintain an acceptable data transmission capability, especially if demands on the platform increase.

        We continue to enhance our e-commerce platforms to better support new features and functionality demanded by our client base. Failure of these to perform as expected could lead to client dissatisfaction and loss of business.

Our industry is characterized by rapid technological change that may make our technology and systems obsolete or cause us to incur substantial costs to adapt to these changes.

        To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our CST technology platform and the underlying network infrastructure. If we incur significant costs without adequate results, or are unable to adapt rapidly to technological changes, we may fail to achieve our business plan. The Internet and the e-commerce industry are characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our technology and systems obsolete. To be successful, we must adapt to rapid technological change by licensing and internally developing leading technologies to enhance our existing services, developing new products, services and technologies that address the increasingly sophisticated and varied needs of our clients, and responding to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of our CST platform and other proprietary technologies involves significant technical and business risks. We may fail to use new technologies effectively or fail to adapt our proprietary technology and systems to client requirements or emerging industry standards.

System failures could reduce the attractiveness of our service offerings.

        We provide commerce, marketing and delivery services to our clients and end-users through our proprietary technology transaction processing and client management systems. These systems also maintain an electronic inventory of products and gather consumer marketing information. The satisfactory performance, reliability and availability of the technology and the underlying network infrastructure are critical to our operations, level of client service, reputation and ability to attract and retain clients. We have experienced periodic interruptions, affecting all or a portion of our systems, which we believe will continue to occur from time to time. Any systems damage or interruption that impairs our ability to accept and fill client orders could result in an immediate loss of revenue to us, and could cause some clients to purchase services offered by our competitors. In addition, frequent systems failures could harm our reputation.

        Our systems and operations are vulnerable to damage or interruption from:

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  fire, flood and other natural disasters;

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  operator negligence, improper operation by, or supervision of, employees, physical and electronic break-ins, misappropriation, computer viruses and similar events; and

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  power loss, computer systems failures, and Internet and telecommunications failure.

        We do not carry sufficient business interruption insurance to fully compensate us for losses that may occur.

We may become liable to clients who are dissatisfied with our services.

        We design, develop, implement and manage e-commerce solutions that are crucial to the operation of our clients' businesses. Defects in the solutions we develop could result in delayed or lost revenue, adverse end-user reaction, and/or negative publicity which could require expensive corrections. As a result, clients who experience these adverse consequences either directly or indirectly as a result of our services could bring claims against us for substantial damages. Any claims asserted could exceed the level of any insurance coverage that may be available to us. Moreover, the insurance we carry may not continue to be available on economically reasonable terms, or at all. The successful assertion of one or more large claims that are uninsured, that exceed insurance coverage or that result in changes to insurance policies (including premium increases) could adversely affect our operating results or financial condition.

Our chief executive officer and key technical employees are critical to our business, and if they do not remain with us in the future, we may be unable to effectively replace them.

        Our future success significantly depends on the continued services and performance of our senior management, particularly Joel A. Ronning, our chief executive officer. Our performance also depends on our ability to retain and motivate our key technical employees who are skilled in maintaining our proprietary technology platform. The loss of the services of any of our executive officers or key technical employees could harm our business if we are unable to effectively replace that officer or employee, or if that person should decide to join a competitor or otherwise directly or indirectly compete with us. Further, we may need to incur additional operating expenses and divert other management time in order to search for a replacement.

We must continually attract and retain technical and other key personnel in order to successfully execute our business strategy.

        Our future success depends on our ability to continue to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, operations, merchandising, sales and marketing and client service personnel. Competition for these personnel is intense, particularly in the Internet industry. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. Failure to do so could harm our business growth and profitability. In addition, the market price of our common stock has fluctuated substantially since our initial public offering in August 1998. Consequently, potential employees may perceive our equity incentives as less attractive and current employees whose equity incentives are no longer attractively priced may choose not to remain with our organization. In that case, our ability to attract employees will be adversely affected. Additionally, the Financial Accounting Standards Board recently adopted a proposal requiring that the fair value of stock options and other share based payments be reflected as an expense item in the financial statements of public companies for quarters beginning after June 15, 2005. As a result, our ability to use stock options as equity incentives will be adversely affected, which will make it more difficult to compete for and attract qualified personnel. Finally, should our stock price substantially decline, the retention value of stock options granted since our initial public offering will decline and employees who hold such options may choose not to remain with our organization.

Protecting our intellectual property is critical to our success.

        We regard the protection of our trademarks, copyrights, trade secrets and other intellectual property as critical to our success. We rely on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to protect our proprietary rights. We have entered into confidentiality and invention assignment agreements with our employees and contractors, and nondisclosure agreements with parties with whom we conduct business, in order to limit access to and disclosure of our proprietary information. These contractual arrangements and the other steps taken by us to protect our intellectual property may not prevent misappropriation of our technology or deter independent third-party development of similar technologies. We also seek to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. Proprietary rights relating to our technologies will be protected from unauthorized use by third parties only to the extent they are covered by valid and enforceable patents or are effectively maintained as trade secrets. We pursue the registration of our trademarks and service marks in the U.S. and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are made available online.

        The steps we have taken to protect our proprietary rights may be inadequate and third parties may infringe or misappropriate our trade secrets, trademarks and similar proprietary rights. Any significant failure on our part to protect our intellectual property could make it easier for our competitors to offer similar services and thereby adversely affect our market opportunities. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of management and technical resources.

Claims of infringement of other parties' intellectual property rights could require us to expend significant resources, enter into unfavorable licenses or require us to change our business plans.

        From time to time we are named as a defendant in lawsuits claiming that we have, in some way, violated the intellectual property rights of others. Existing lawsuits in this area, as well as any future assertions or prosecutions of claims like these, could require us to expend significant financial and managerial resources. The defense of any claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel, cause product enhancement delays or require that we develop non-infringing technology or enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may be unavailable on terms acceptable to us or at all. In the event of a successful claim of infringement against us and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, we may be unable to pursue our current business plan.

Claims against us related to the software products that we deliver electronically and the tangible goods that we deliver physically could also require us to expend significant resources.

        Claims may be made against us for negligence, copyright or trademark infringement, products liability or other theories based on the nature and content of software products or tangible goods that we deliver electronically and physically. Because we did not create these products, we are generally not in a position to know the quality or nature of the content of these products. Although we carry general liability insurance and require that our customers indemnify us against end-user claims, our insurance and indemnification measures may not cover potential claims of this type, may not adequately cover all costs incurred in defense of potential claims, or may not reimburse us for all liability that may be imposed. Any costs or imposition of liability that are not covered by insurance or indemnification measures could be expensive and time-consuming to address, distract management and delay product deliveries, even if we are ultimately successful in the defense of these claims.

Security breaches could hinder our ability to securely transmit confidential information.

        A significant barrier to e-commerce and communications is the secure transmission of confidential information over public networks. Any compromise or elimination of our security could be costly to remedy, damage our reputation and expose us to liability, and dissuade existing and new clients from using our services. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary for secure transmission of confidential information, such as end-user credit card numbers. A party who circumvents our security measures could misappropriate proprietary information or interrupt our operations.

        We may be required to expend significant capital and other resources to protect against security breaches or address problems caused by breaches. Concerns over the security of the Internet and other online transactions and the privacy of users could deter people from using the Internet to conduct transactions that involve transmitting confidential information, thereby inhibiting the growth of our business. To the extent that our activities or those of third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Our security measures may not prevent security breaches and failure to prevent security breaches could lead to a loss of existing clients and deter potential clients away from our services.

Loss of our credit card acceptance privileges would seriously hamper our ability to process the sale of digital goods.

        The payment by end-users for the purchase of digital goods that we process is typically made by credit card. If we incur significant instances of credit card fraud over an extended period of time, it may result in penalties and termination of our credit card acceptance privileges. Loss of our credit card acceptance privileges would severely impact our ability to process the sale of digital goods where the payment method is by credit card. We may be required to expend significant capital and other resources to protect against these fraudulent transactions.

The listing of our network addresses on anti-SPAM lists could harm our ability to service our clients and deliver goods over the Internet.

        Certain privacy and anti-email proponents have engaged in a practice of gathering, and publicly listing, network addresses that they believe have been involved in sending unwanted, unsolicited emails commonly known as SPAM. In response to user complaints about SPAM, Internet service providers have from time to time blocked such network addresses from sending emails to their users. If our network addresses mistakenly end up on these SPAM lists, our ability to provide services for our clients and consummate the sales of digital and physical goods over the Internet could be harmed.

Changes in government regulation could limit our Internet activities or result in additional costs of doing business over the Internet.

        We are subject to the same federal, state and local laws as other companies conducting business over the Internet. Today, there are relatively few laws specifically directed towards conducting business over the Internet. The adoption or modification of laws related to the Internet could harm our business, operating results and financial condition by increasing our costs and administrative burdens. Due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the international, federal and state levels. These laws and regulations could cover issues such as:

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  user privacy with respect to adults and minors;

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  our ability to collect necessary information that allows us to conduct business on the Internet;

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  export compliance;

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  pricing and taxation;

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  fraud;

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  advertising;

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  intellectual property rights;

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  information security; and

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  quality of products and services.

        Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our operating results and substantially increase the cost to us of doing business. For example, numerous state legislatures have proposed that tax rules for Internet retailing and catalog sales correspond to enacted tax rules for sales from physical stores. Any requirement that we collect sales tax for each online purchase and remit the tax to the appropriate state authority would be a significant administrative burden to us and possibly depress online sales. This and any other change in laws applicable to the Internet might also require significant management resources to respond appropriately. The vast majority of these laws were adopted prior to the advent of the Internet, and do not contemplate or address the unique issues raised thereby. Those laws that do reference the Internet, such as the Digital Millennium Copyright Act, are only beginning to be interpreted by the courts and their applicability and reach are therefore uncertain.

Laws relating to user information and online privacy may limit the collection and use of end-user data for our clients.

        We collect and maintain end-user data for our clients, which subjects us to increasing international, federal and state regulation related to online privacy and the use of personal user information. Congress recently enacted anti-SPAM legislation with which we must comply when providing email campaigns for our clients. Bills are pending in Congress and in various states that address online privacy protections. Several states have proposed, and some have enacted, legislation that would limit the use of personal user information or require online services to establish privacy policies. In addition, the U.S. Federal Trade Commission, or FTC, has urged Congress to adopt legislation regarding the collection and use of personal identifying information obtained from individuals when accessing Web sites. In the past, the emphasis has been on information obtained from minors. Focus has now shifted to include online privacy protection for adults. If such legislation is adopted, it may include requirements that companies establish procedures to, among other things:

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  give adequate notice to users regarding information collection and disclosure practices;

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  provide users with the ability to have personal information deleted from a company's database;

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  provide users with access to their collected personal information and the ability to correct inaccuracies;

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  clearly identify affiliations with third parties that may collect information or sponsor activities on another company's Web site; and

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  obtain express parental consent prior to collecting and using personal information from children under 13 years of age.

        Even in the absence of laws requiring companies to establish these procedures, the FTC has settled several proceedings resulting in consent decrees in which Internet companies have been required to establish programs regarding the manner in which personal information is collected from users and provided to third parties. We could become a party to a similar enforcement proceeding. These regulatory and enforcement efforts could limit our collection of demographic and personal information from end-users, which could adversely affect our ability to comprehensively serve our clients.

The adoption and implementation of international laws and regulations applicable to e-commerce may impair our efforts to expand revenue from international transactions.

        The European Union has adopted a privacy directive that regulates the collection and use of information that identifies an individual person. These regulations may inhibit or prohibit the collection and sharing of personal information in ways that could harm our clients or us. The globalization of Internet commerce may be harmed by these and similar regulations because the European Union privacy directive prohibits transmission of personal information outside the European Union. The United States and the European Union have negotiated an agreement providing a "safe harbor" for those companies who agree to comply with the principles set forth by the U.S. Department of Commerce and agreed to by the European Union. Failure to comply with these principles may result in fines, private lawsuits and enforcement actions. These enforcement actions can include interruption or shutdown of operations relating to the collection and sharing of information pertaining to citizens of the European Union. Certain countries in the Asia-Pacific region have also adopted, or are considering adopting, privacy laws similar to those of the European Union, which may impair our ability to expand our revenue from those countries.

        In addition, in July 2003, the European Union implemented rules regarding the collection and payment of Value Added Tax, or VAT. These rules require VAT to be charged on supply delivered over electronic networks, including software and computer services, as well as information and cultural, artistic, sporting, scientific, educational, entertainment and similar services. These services are now being taxed in the country where the purchaser resides rather than where the supplier is located. Historically, suppliers of digital products that existed outside the European Union were not required to collect or remit VAT on digital orders made to purchasers in the European Union. With the implementation of these rules, we are required to collect and remit VAT on digital orders received from purchasers in the European Union which effectively raises the price for these goods by the VAT amount. This price increase could serve to discourage purchasing of our products and services which in turn could adversely affect our operating results and financial condition.

Compliance with future laws imposed on e-commerce may substantially increase our costs of doing business or otherwise adversely affect our ability to offer our services.

        Because our services are accessible worldwide, and we facilitate sales of products to end-users worldwide, foreign jurisdictions may claim that we are required to comply with their laws. Laws regulating Internet companies outside of the United States may be less favorable than those in the United States, giving greater rights to consumers, content owners and users. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those provided in the United States. Any failure to comply with foreign laws could subject us to penalties ranging from fines to bans on our ability to offer our services.

        As our services are available over the Internet in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each state or foreign country. We and/or our subsidiaries are qualified to do business only in California, Colorado, Connecticut, Delaware, Georgia, Iowa, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Utah and Washington. Failure to qualify as a foreign corporation in a required jurisdiction could subject us to taxes and penalties and could result in our inability to enforce contracts in these jurisdictions.

        In addition, we are subject to United States laws governing the conduct of business with other countries, such as export control laws, which prohibit or restrict the export of goods, services and technology to designated countries, denied persons or denied entities from the United States. Violation of these laws could result in fines or other actions by regulatory agencies and result in increased cost of doing business and reduced profits. In addition, any significant changes in these laws, particularly an expansion in the export control laws, will increase our costs of compliance and may further restrict our overseas client base.

We intend to continue to expand our international operations and these efforts may not be successful in generating additional revenue.

        We sell products and services to end-users outside the United States and we intend to continue to expand our international presence. Expansion into international markets, particularly the European and Asia-Pacific regions, requires significant resources that we may fail to recover by generating additional revenue. Conducting business outside of the United States is subject to risks, including:

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  changes in regulatory requirements and tariffs;

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  uncertainty of application or governing of local laws;

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  reduced protection of intellectual property rights;

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  difficulties in physical distribution for international sales;

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  higher incidences of credit card fraud and difficulties in accounts receivable collection;

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  the burden and cost of complying with a variety of foreign laws;

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  the possibility of unionization of our workforce outside the United States, particularly in Europe; and

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  political or economic constraints on international trade or instability.

        These risks have grown with the recent acquisition of element 5, which has substantial operations outside the U.S. and our expansion into the Asia-Pacific region.

        We may be unable to successfully and cost-effectively market, sell and distribute our services in foreign markets. This may be more difficult or take longer than anticipated especially due to international challenges, such as language barriers, currency exchange issues and the fact that the Internet infrastructure in foreign countries may be less advanced than the U.S. Internet infrastructure. If we are unable to successfully expand our international operations, or manage this expansion, our operating results and financial condition could be harmed.

New obligations to collect or pay sales tax could substantially increase the cost to us of doing business.

        Currently, we collect sales, use or other similar taxes with respect to electronic software download in states where we believe that we have nexus. The application of sales related taxes to interstate and international sales over the Internet is unclear and evolving. We are already required to collect and remit VAT in the European Union, for example. Local, state or foreign jurisdictions may seek to impose sales or use tax collection obligations on out-of-state companies like ours that engage in e-commerce. A successful assertion by one or more states or any foreign country that we should collect sales, use or other taxes on the sale of merchandise through our physical goods clients or on physical shipments of software could harm our results of operations. In addition, any failure by a physical goods client to collect obligatory sales or use taxes could cause the relevant jurisdiction to attempt imposing that obligation on us.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

        Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and Nasdaq Stock Market rules, have required an increased amount of management attention and external resources. We intend to invest all reasonably necessary resources to comply with evolving corporate governance and public disclosure standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

We may need to raise additional capital to achieve our business objectives, which could result in dilution to existing investors or increase our debt obligations.

        We require substantial working capital to fund our business. If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. We filed with the Securities and Exchange Commission a universal shelf registration statement on Form S-3, of which this prospectus is a part, pursuant to which we may sell up to $255 million in equity or debt securities. In addition, we filed with the Securities and Exchange Commission an acquisition shelf registration statement on Form S-4 pursuant to which we may issue up to 1,480,000 shares of common stock in connection with future acquisitions of other businesses, assets or securities. If additional funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution or these equity securities may have rights, preferences or privileges senior to those of our common stock. In June 2004, we issued 1.25% convertible notes which require us to make interest payments and will require us to pay principal when the notes become due in 2024 or in the event of acceleration under certain circumstances, unless the notes are converted into our common stock prior to that. We may not have sufficient capital to service this or any future debt securities that we may issue, and the conversion of the notes into our common stock may result in further dilution to our stockholders. Our capital requirements depend on several factors, including the rate of market acceptance of our products, the ability to expand our client base and the growth of sales and marketing. We have had significant operating losses and negative cash flow from operations since inception. Additional financing may not be available when needed, on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities or respond to competitive pressures, which would harm our operating results and adversely affect our ability to sustain profitability.

Internet-related stock prices are especially volatile and this volatility may depress our stock price or cause it to fluctuate significantly.

        The stock market, and the trading prices of Internet-related companies in particular, have been notably volatile. This volatility is likely to continue in the short-term and is not necessarily related to the operating performance of affected companies. This broad market and industry volatility could significantly reduce the price of our common stock at any time, without regard to our operating performance. Factors that could cause our stock price in particular to fluctuate include, but are not limited to:

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  actual or anticipated variations in quarterly operating results;

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  announcements of technological innovations;

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  the ability to sign new clients and the retention of existing clients;

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  new products or services that we offer;

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  competitive developments, including new products or services, or new relationships by our competitors;

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  changes that affect our clients or the viability of their product lines;

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  changes in financial estimates by securities analysts;

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  conditions or trends in the Internet and online commerce industries;

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  global unrest and terrorist activities;

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  changes in the economic performance and/or market valuations of other Internet or online e-commerce companies;

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  required changes in generally accepted accounting principles and disclosures;

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  our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments or results of operations or other developments related to those acquisitions;

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  additions or departures of key personnel; and

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  sales or other transactions involving our common stock or our convertible notes.

        In addition, our stock price may be impacted by the short sales and actions of other parties who may disseminate misleading information about us in an effort to profit from fluctuations in our stock price.

Our involvement in class-action litigation relating to our IPO may adversely affect our results of operations and distract management.

        We are party to a lawsuit which alleges that we, certain of our officers and directors and the underwriters of our initial public offering, or IPO, violated Section 11 of the Securities Act of 1933 based on allegations that our IPO registration statement and prospectus failed to disclose material facts regarding the compensation to be received by, and the stock allocation practices of, the IPO underwriters. Similar complaints, pursuing similar theories, were filed in the same court against hundreds of other public companies.

        The IPO lawsuit, as well as any future allegations that we may have, in some way, violated securities laws could require us to expend significant financial and managerial resources and could result in further volatility of our stock price. The defense of any claims, with or without merit, could be time-consuming, result in costly litigation and divert technical and management personnel.

We may need to recognize and record income tax expense in the future while having no cash outlay for these taxes.

        Because we have a substantial net operating loss carryforward, the related deferred tax asset is fully reserved on our balance sheet. At some future date when we meet the requirements, we may reflect the benefit of the deferred tax asset and taxation of our financial results in our financial statements. The recognition of taxes may adversely affect the trading price of our stock in the stock market. It is also possible under existing accounting rules that we may be required to record income tax expense although we may have no cash outlay for these taxes or the ability to recognize the deferred tax asset under current accounting rules. In addition, we may also be expected to pay alternative minimum tax or foreign taxes even though we have a net operation loss carryforward.

Provisions of our charter documents, other agreements and Delaware law may inhibit potential acquisition bids for us.

        Certain provisions of our amended and restated certificate of incorporation, bylaws, other agreements and Delaware law could make it more difficult for a third party to acquire us, even if a change in control would be beneficial to our stockholders.

Risks Related to the Acquisition of Element 5 AG

element 5 has a history of losses and has yet to achieve sustained profitability.

        element 5 has experienced significant losses since inception ($10.2 million through March 31, 2004) and has experienced significant negative cash flows from operations. To address these risks, we and element 5 must, among others things, maintain existing and develop new relationships with independent software publishers, online retailers and other companies outside of the software market, maintain and increase element 5's client base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology and transaction-processing systems, provide superior customer service and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurances that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

If we do not successfully integrate element 5, our business will be adversely affected.

        Our acquisition of element 5 in April 2004 is recent. We therefore have a very limited operating history with element 5 and limited experience in managing its business. Integrating element 5 is a complex and time-consuming process. Prior to the acquisition, Digital River and element 5 operated independently, each with its own business, corporate culture, locations, employees and systems. Eventually, we intend to operate as a combined organization utilizing common technology, information and communication systems, operating procedures, financial controls, and human resource practices. There may be substantial difficulties, costs and delays involved in any integration of element 5 into Digital River. These may include:

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  distracting management from day-to-day operations;

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  potential incompatibility of corporate cultures;

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  potential difficulties in transitioning customers to new platforms;

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  an inability to achieve synergies as planned;

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  costs and delays in implementing common systems and procedures; and

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  increased difficulties in managing our business due to the addition of an international location and two locations in the U.S.

        Many of these risks are accentuated because element 5's operations, employees and customers are largely located outside of the U.S. Any one or all of these factors may increase operating costs or lower anticipated financial performance. Many of these factors are also outside of our control. Achieving anticipated synergies and the potential benefits underlying our reasons for the acquisition will depend on successful integration of the two businesses. The failure to integrate element 5 successfully would have a material adverse effect on our business, financial condition and results of operations.

We may be unable to retain element 5's customers.

        There can be no assurance that we will be able to retain element 5's customers following the acquisition. A failure to retain element 5's customers could have a material adverse effect on our financial condition and profitability.

As a result of the acquisition of element 5, we will be exposed to greater risk from currency fluctuations.

        Approximately one half of element 5's revenue and most of its costs are denominated in Euros and currencies other than U.S. dollars. As a result, a greater proportion of our revenues, earnings and costs will now be subject to currency fluctuations. We do not have, and we do not have plans to implement, a currency hedging program to mitigate the effect of fluctuations of currency prices on our financial results. As a result, our future operating results may be subject to fluctuations due to volatility in foreign currency exchange markets.

FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus and the documents incorporated by reference are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied in or contemplated by the forward-looking statements. Words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may," "should," "estimate," "predict," "potential," "continue," or the negative of such terms or other similar expressions, identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption "Risk Factors" and in the documents incorporated by reference. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for each of the last five years (in millions):

	Years ended December 31
	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges	—	—	—	70.5	17.6

        The ratio of earnings to fixed charges is computed by dividing income (loss) from operations plus fixed charges by fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and that portion of rental payments under operating leases that we believe to be representative of interest. Earnings were insufficient to cover fixed charges in 2000 through 2002 by amounts equal to the net loss for the period.

USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including capital expenditures and to meet working capital needs. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. Pending such uses, we may invest the net proceeds in interest-bearing securities.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our capital stock. We intend to retain any future earnings to support operations and to finance the growth and development of our business and we do not anticipate paying cash dividends for the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of March 1, 2005, there were 34,179,543 shares of our common stock issued and outstanding, 4,425,486 shares of common stock reserved for issuance upon the conversion of our 1.25% Convertible Senior Notes due 2024 and no shares of preferred stock issued or outstanding.

Common Stock

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends declared by the board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All of our outstanding shares of common stock are, and all of the shares of common stock offered by this prospectus as well as all of the shares of our common stock issuable upon the conversion of our outstanding convertible notes and upon the conversion of any preferred stock or debt securities offered pursuant to this prospectus, when issued and paid for, will be, fully paid and non-assessable.

Preferred Stock

        Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock.

        We will fix the rights, preferences, privileges, limitations and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

  •
  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price per share;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, rights, preferences, privileges, limitations or restrictions of the preferred stock.

        When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that holders of preferred stock will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of us, which could depress the market price of our common stock and securities convertible into our common stock.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

        Charter Documents.    Our amended and restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our certificate of incorporation provides for a "classified" board of directors in which only approximately one third of the directors are elected at each annual meeting of stockholders. Our certificate of incorporation also provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our bylaws limit who may call special meetings of the stockholders. Our certificate of incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

        Delaware Takeover Statute.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation's voting stock.

        These and other provisions of our certificate and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management Digital River.

Transfer Agent and Registrar

        Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series. The following description summarizes the general terms and provisions of the debt securities that we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

        As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture that we will enter into with a trustee, which, unless otherwise indicated in the applicable prospectus supplement, will be Wells Fargo Bank, a national association. When we refer to the "indenture" in this prospectus, we are referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities.

        Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

General Terms of Debt Securities

        Unless otherwise provided in any applicable prospectus supplement, the debt securities offered hereby will be unsecured obligations of Digital River and will be either our senior unsecured obligations issued in one or more series and referred to herein as the "senior debt securities," or our subordinated unsecured obligations issued in one or more series and referred to herein as the "subordinated debt securities." The senior debt securities will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and all of our other senior indebtedness, as described below under "—Subordination Provisions."

        The indenture contains covenants with respect to the following matters:

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  payment of principal, premium, if any, and interest;

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  maintenance of an office or agency in each place of payment;

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  arrangements regarding the handling of money held in trust;

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  maintenance of corporate existence;

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  maintenance of insurance; and

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  statement by officers as to default.

        We may agree to additional covenants for the benefit of one or more series of debt securities, and, if so, these will be described in the applicable prospectus supplement.

        The indenture does not limit the total amount of debt securities that we can issue under it, nor does it limit us from incurring or issuing other unsecured or secured debt. Unless otherwise indicated in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued will not contain any financial covenants or other provisions that protect you in the event we issue a large amount of debt, or in the event that we are acquired by another entity (including in a highly leveraged transaction).

Specific Terms of Debt Securities

        You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement may include the following, as applicable to the series of debt securities offered thereby:

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  the title of the debt securities;

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  whether the debt securities will be senior debt securities or subordinated debt securities of Digital River;

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  the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

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  whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

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  the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

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  the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

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  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

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  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  the date or dates from which any interest will accrue or how such date or dates will be determined;

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  the interest payment dates and the record dates for these interest payments;

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  whether the debt securities are redeemable at our option;

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  whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

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  the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in "certificated" form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

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  the currency or currencies of the debt securities;

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  whether the amount of payments of principal, premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

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  the place or places for payment, transfer, conversion and/or exchange of the debt securities;

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  the denominations in which the offered debt securities will be issued;

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  the applicability of the provisions of the indenture described under "defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

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  material federal income tax considerations that are specific to the series of debt securities offered;

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  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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  whether the indenture contains any changes or additions to the events of default or covenants described in this prospectus;

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  whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions for such conversion or exchange;

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  if the debt securities are to be secured, the provisions applicable to such security; and

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  any other terms specific to the series of debt securities offered.

Redemption

        If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

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  the redemption prices (or method of calculating the same);

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  the redemption period (or method of determining the same);

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  whether such debt securities are redeemable in whole or in part at our option; and

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  any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

        If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities (which could include securities issued by third parties, including our affiliates), the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

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  the conversion price or exchange ratio (or method of calculating the same);

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  the conversion or exchange period (or method of determining the same);

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  whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

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  the events requiring an adjustment of the conversion price or the exchange ratio; and

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  any other provisions affecting conversion or exchange of such debt securities.

Form and Denomination of Debt Securities

  Denomination of Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

  Registered Form

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

  Bearer Form

        We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Holders of Registered Debt Securities

  Book-Entry Holders

        We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary's book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

        Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system, or that holds an interest through a participant in the depositary's book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

  Street Name Holders

        In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in "street name." Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

        For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

  Registered Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the registered holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the registered holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the registered holders, and not the indirect holders, of the debt securities. Whether and how the registered holders contact the indirect holders is up to the registered holders.

        Notwithstanding the above, when we refer to "you" or "your" in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the registered holders or only indirect holders of the debt securities offered. When we refer to "your debt securities" in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

  Special Considerations for Indirect Holders

        If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for its consent, as a registered holder of the debt securities, if ever required;

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  if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a registered holder of such debt securities;

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  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

  Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the registered holder of the debt securities represented by such global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under "—Special Situations When a Global Security Will Be Terminated."

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "—Holders of Registered Debt Securities" above.

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  An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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  An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investors interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary's actions or for the depositary's records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

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  DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

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  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

  Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as "certificated" debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under "—Holders of Registered Debt Securities" above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

        The special situations for termination of a global security are as follows:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

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  if we notify the trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

        The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the registered holders of those debt securities.

Form, Exchange and Transfer of Registered Securities

        If we cease to issue registered debt securities in global form, we will issue them:

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  only in fully registered certificated form; and

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  unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

        Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated securities at the trustee's office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holders' proof of legal ownership.

        If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts. If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

        On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee's records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee's records, is also known as the "record date." The record date will usually be about two weeks in advance of the interest due date.

        Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

  Payments on Global Securities

        We will make payments on a global security by wire transfer of immediately available funds directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "—Global Securities" above.

  Payments on Certificated Securities

        We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee's records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

  Payment When Offices Are Closed

        If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

        Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

        You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

  What Is an Event of Default?

        Unless otherwise specified in the applicable prospectus supplement, the term "Event of Default" with respect to the debt securities offered means any of the following:

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  We do not pay the principal of, or any premium on, the debt security on its due date;

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  We do not pay interest on the debt security within 30 days of its due date;

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  We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date;

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  We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series;

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  We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

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  Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the indenture, occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same indenture or any other indenture.

  Remedies if an Event of Default Occurs

        If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

        The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the indenture relating to the duties of the trustee, the trustee is not required to take any action under the indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

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  You must give the trustee written notice that an Event of Default has occurred and remains uncured.

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  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

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  The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

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  The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

        Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

        Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

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  the payment of principal, or any premium or interest, on the affected series of debt securities; or

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  a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

        Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, and how to declare or rescind an acceleration of maturity on their debt securities.

        With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger or Consolidation

        Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

  •
  in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

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  the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

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  we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

        There are three types of changes we can make to any indenture and the debt securities issued thereunder.

  Changes Requiring Your Approval

        First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the indenture, without your specific approval, we may not:

  •
  change the stated maturity of the principal of, or interest or any additional amounts on, your debt securities;

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  reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

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  reduce the amount of principal payable upon acceleration of maturity of your debt securities;

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  make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt securities in accordance with the terms of the indenture;

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  change the place or currency of payment on your debt securities;

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  impair your right to sue for payment on your debt securities;

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  if your debt securities are subordinated debt securities, modify the subordination provisions in the indenture in a manner that is adverse to you;

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  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the indenture;

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  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults of the indenture;

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  modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities; or

  •
  modify any other provisions of the indenture as specified in the applicable prospectus supplement.

  Changes Not Requiring Your Approval

        There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

  Changes Requiring Majority Approval

        Subject to the provisions of the indenture, any other change to, or waiver of, any provision of the indenture and the debt securities issued pursuant thereto would require the following approval:

  •
  If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

  •
  If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

  •
  Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

        In each case, the required approval must be given in writing.

  Further Details Concerning Voting

        When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

  •
  For debt securities issued with an original issue discount, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

  •
  For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

  •
  For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

        Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under "—Defeasance—Full Defeasance."

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee's records as holders of the debt securities of the relevant series on such record date.

        Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an indenture or of their debt securities.

Defeasance

        If specified in the applicable prospectus supplement and subject to the provisions of the indenture, we may elect either:

  •
  to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as "covenant defeasance"); or

  •
  to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as "full defeasance").

  Covenant Defeasance

        In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

        Subject to the provisions of the indenture, to accomplish covenant defeasance with respect to the debt securities offered:

  •
  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

  •
  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

  •
  We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

  •
  We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

  •
  We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the indenture.

  •
  We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the indenture, had been complied with.

        If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

  Full Defeasance

        If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

        Subject to the provisions of the indenture, in order to accomplish full defeasance with respect to the debt securities offered:

  •
  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

  •
  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

  •
  We must deliver to the trustee of your debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

  •
  We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

  •
  We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the indenture.

  •
  We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the indenture, had been complied with.

Subordination Provisions

        Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money's worth.

        Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

        By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

        When we refer to "senior indebtedness" in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

  •
  our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

  •
  renewals, extensions, modifications and refundings of any of such indebtedness.

        If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning the Trustee

        Unless otherwise indicated in the applicable prospectus supplement, Wells Fargo Bank, a national association will be the trustee under the indenture. We may conduct banking and other transactions with the trustee in the ordinary course of business.

Governing Law

        Unless by their terms they provide otherwise, the indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF WARRANTS

General

        We may issue warrants for the purchase of common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States Federal income tax considerations;

  •
  the antidilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control; and

  •
  any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Stock Warrants

        The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  any provisions with respect to holder's right to require us to repurchase the warrants upon a change in control; and

  •
  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders of the Company.

        As set forth in the applicable prospectus supplement, the exercise price and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock, and such other events, if any, specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities separately or together:

  •
  through one or more underwriters or dealers in a public offering and sale by them;

  •
  directly to investors;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

We may sell the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed from time to time:

  •
  at market prices prevailing at the times of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

  •
  the name or names of any agents or underwriters, if any;

  •
  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Digital River. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Digital River and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Digital River to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

        Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon by Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, San Francisco, California.

EXPERTS

        The consolidated financial statements and schedule of Digital River, Inc. and subsidiaries, included in Digital River, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004 and Digital River, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule and management's assessment have been incorporated herein by reference and included herein, respectively, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

        We are incorporating by reference in this prospectus some of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings, other than reports furnished and not filed pursuant to Form 8-K, we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including filings made after the date of the filing of the initial registration statement and prior to effectiveness of the registration statement:

  •
  Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Current Reports on Form 8-K filed on January 20, 2005 and February 15, 2005; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, as filed on July 20, 1998.

        You may access these documents at no cost through our web site at www.digitalriver.com or request a copy of these filings at no cost, by writing or telephoning us at the following address:

Digital River, Inc.
9625 W. 76th Street, Suite 150
Eden Prairie, MN 55344
(952) 253-1234

 $255,165,000

Digital River, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC Registration Fee:

SEC Registration Fee	$23,540
Accounting Fees	$8,000
Legal Fees and Expenses	$20,000
Miscellaneous	$8,460
Printing and Engraving	$5,000
Total	$65,000

Item 15. Indemnification of Directors and Officers.

        As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the registrant provide that (i) the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) to the fullest extent permitted by the Delaware General Corporation Law, the registrant is required to advance all expenses incurred by its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the registrant may not retroactively amend the Bylaws provisions relating to indemnity.

        The registrant has entered into agreements with its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        The underwriting agreement (Exhibit 1.1) will provide for indemnification by any underwriters of the Company, our directors, our officers who sign the registration statement and our controlling persons for some liability, including liabilities arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document
  1.1(1)
  Form of Underwriting Agreement.

  3.1(2)
  Amended and Restated Certificate of Incorporation, as currently in effect.

  3.2(3)
  Amended and Restated Bylaws, as currently in effect.

  3.3(2)
  Certificate of Amendment of Amended and Restated Certificate of Incorporation (amending Exhibit 3.1).

  4.1
  References are hereby made to Exhibits 3.1, 3.2 and 3.3

  4.2(4)
  Specimen of Stock Certificate.

  4.3(2)
  Specimen of Preferred Stock Certificate.

  4.4(2)
  Form of Certificate of Designation of Preferred Stock.

  4.5(2)
  Form of Senior Debt Indenture.

  4.6(2)
  Form of Subordinated Debt Indenture.

  4.7(1)
  Form of Senior Note.

  4.8(1)
  Form of Subordinated Note.

  4.9(1)
  Form of Warrant Agreement.

  4.10(1)
  Form of Warrant Certificate.

  5.1*
  Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation.

  5.2*
  Opinion of Kirkland & Ellis LLP.

  12.1
  Computation of Ratio of Earnings to Fixed Charges.

  23.1
  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

  23.2*
  Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation (reference is made to Exhibit 5.1).

  23.3*
  Consent of Kirkland & Ellis LLP (reference is made to Exhibit 5.2).

  24.1*
  Powers of Attorney. Reference is made to the signature page.

  25.1*
  Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

*
Previously filed.

(1)
To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K and incorporated herein by reference.

(2)
Incorporated by reference from the Company's Registration Statement on Form S-3 (File No. 333-81626), declared effective on February 12, 2002.

(3)
Incorporated by reference to the indicated exhibit in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

(4)
Incorporated by reference to the indicated exhibit in the Company's Registration Statement on Form S-1 (File No. 333-56787), declared effective on August 11, 1998.

Item 17. Undertakings.

        (a)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (c)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

        (d)   The undersigned hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on April 18, 2005.

DIGITAL RIVER, INC.
By:	/s/ CARTER D. HICKS Name: Carter D. Hicks Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Joel A. Ronning	Chief Executive Officer and Director (Principal Executive Officer)	April 18, 2005
/s/ CARTER D. HICKS Carter D. Hicks	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 18, 2005
* Perry W. Steiner	Director	April 18, 2005
* William Lansing	Director	April 18, 2005
* Thomas F. Madison	Director	April 18, 2005
* J. Paul Thorin	Director	April 18, 2005
* Frederic M. Seegal	Director	April 18, 2005

*By:	/s/ CARTER D. HICKS Name: Carter D. Hicks Attorney-in Fact

EXHIBIT INDEX

Exhibit Number	Description of Document
  1.1(1)
  Form of Underwriting Agreement.

  3.1(2)
  Amended and Restated Certificate of Incorporation, as currently in effect.

  3.2(3)
  Amended and Restated Bylaws, as currently in effect.

  3.3(2)
  Certificate of Amendment of Amended and Restated Certificate of Incorporation (amending Exhibit 3.1).

  4.1
  References are hereby made to Exhibits 3.1, 3.2 and 3.3

  4.2(4)
  Specimen of Stock Certificate.

  4.3(2)
  Specimen of Preferred Stock Certificate.

  4.4(2)
  Form of Certificate of Designation of Preferred Stock.

  4.5(2)
  Form of Senior Debt Indenture.

  4.6(2)
  Form of Subordinated Debt Indenture.

  4.7(1)
  Form of Senior Note.

  4.8(1)
  Form of Subordinated Note.

  4.9(1)
  Form of Warrant Agreement.

  4.10(1)
  Form of Warrant Certificate.

  5.1*
  Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation.

  5.2*
  Opinion of Kirkland & Ellis LLP.

  12.1
  Computation of Ratio of Earnings to Fixed Charges.

  23.1
  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

  23.2*
  Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation (reference is made to Exhibit 5.1).

  23.3*
  Consent of Kirkland & Ellis LLP (reference is made to Exhibit 5.2).

  24.1*
  Powers of Attorney. Reference is made to the signature page.

  25.1*
  Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

*
Previously filed

(1)
To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K and incorporated herein by reference.

(2)
Incorporated by reference from the Company's Registration Statement on Form S-3 (File No. 333-81626), declared effective on February 12, 2002.

(3)
Incorporated by reference to the indicated exhibit in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

(4)
Incorporated by reference to the indicated exhibit in the Company's Registration Statement on Form S-1 (File No. 333-56787), declared effective on August 11, 1998.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
SUMMARY
RISK FACTORS
Risks Related to the Acquisition of Element 5 AG
FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DIVIDEND POLICY
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX